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                                                                 EXHIBIT 1.1


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                                1,840,000 SHARES


                             CONCEPTS DIRECT, INC.

                                  COMMON STOCK


                                 JUNE __, 1997


                             UNDERWRITING AGREEMENT


                            EVEREN SECURITIES, INC.

                                       &

                           SCOTT & STRINGFELLOW, INC.



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                                1,840,000 Shares


                             Concepts Direct, Inc.


                                  Common Stock

                                ($.10 par value)



                             UNDERWRITING AGREEMENT



                                 June __, 1997



EVEREN Securities, Inc.
Scott & Stringfellow, Inc.
       As Representatives of
        the Several Underwriters
c/o    EVEREN Securities, Inc.
       77 West Wacker Drive
       Chicago, Illinois 60601-1994


Ladies and Gentlemen:

     Concepts Direct, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company set forth on Schedule I hereto (collectively referred to as the "Selling Stockholders"), confirm their agreement with each other and the several underwriters listed in Schedule II hereto (the "Underwriters"), for whom EVEREN Securities, Inc. and Scott & Stringfellow, Inc. (collectively, the "Representatives") have been duly authorized to act as representatives, as follows:

     1. The Shares. Subject to the terms and conditions set forth in this agreement (the "Agreement"), the Company proposes to issue and sell Four Hundred Seventy-One Thousand, Four Hundred and Four (471,404) shares of its authorized but unissued Common Stock, $.10 par value (the "Common Stock"), to the several Underwriters, and the Selling Stockholders propose


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to sell an aggregate of One Million One Hundred Twenty-Eight Thousand, Five
Hundred Ninety-Six (1,128,596) shares of issued and outstanding Common Stock to the several Underwriters in the amounts set forth on Schedule II. Such One Million Six Hundred Thousand (1,600,000) shares of Common Stock proposed to be sold by the Company and the Selling Stockholders are hereinafter referred to as the "Firm Shares." The Company also proposes to grant to the Underwriters an option to purchase up to Two Hundred Forty Thousand (240,000) additional shares of Common Stock (the "Additional Shares") if requested by the Underwriters as provided in Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."


     The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

     2. Registration Statement and Prospectus. The Company has prepared and duly filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-26133) including a prospectus, relating to the Shares. To the extent the registration statement has been amended, each such amendment has been prepared and duly filed with the Commission. The registration statement, as amended, at the time when it became or becomes effective, including all financial schedules and exhibits thereto and all of the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act ("Rule 430A"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first provided to the Underwriters by the Company in connection with the offering and sale of the Shares (whether or not required to be filed pursuant to Rule 424(b) under the Act ("Rule 424(b)")) is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to the revised prospectus from and after the time it is first provided to the Underwriters for such use. Each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "Preliminary Prospectus."

     3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the Underwriters, at a price of $_____ per Share (the "Purchase Price"), Four Hundred Seventy-One Thousand, Four Hundred and Four (471,404) newly issued Firm Shares, (ii) each Selling Stockholder agrees to sell to the Underwriters, at the Purchase Price, the number of Firm Shares set forth next to such Selling Stockholder's name on Schedule I; and (iii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the Purchase Price, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The number of Firm Shares to be purchased by each Underwriter from the Company and each Selling Stockholder shall be as nearly as practicable in the same proportion as the number of Firm Shares

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being sold by the Company and each Selling Stockholder bears to the total number of Firm Shares to be sold hereunder.

     On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to sell to the Underwriters, at the Purchase Price, up to Two Hundred Forty Thousand (240,000) Additional Shares; and (ii) the Underwriters shall have the right to purchase, severally and not jointly, from time to time, up to an aggregate of Two Hundred Forty Thousand (240,000) Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II bears to the total number of Firm Shares.

     For a period of 12 months from the date this Agreement becomes effective, the Company covenants and agrees that it will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that this clause shall not apply to the transactions expressly contemplated by this Agreement or the granting of options to purchase shares of Common Stock to the Company's directors and employees pursuant to the exercise of options under the 1992 Non-Employee Directors Stock Option Plan or the 1992 Employee Stock Option Plan (collectively, the "Option Plans").

     For a period of 12 months from the date this Agreement becomes effective, the Company covenants and agrees that it will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters, file a registration statement relating to shares of capital stock (including the Common Stock) or securities convertible into or exercisable or exchangeable for, capital stock, or warrants, options or rights to purchase or acquire, capital stock, with the exception of the filing of Registration Statements on Form S-8 with respect to the Option Plans.

     For a period of 12 months from the date this Agreement becomes effective, each Selling Stockholder covenants and agrees that such Selling Stockholder will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in

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whole or in part, any of the economic consequences of ownership of the Common
Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that this clause shall not apply to the transactions expressly contemplated by this Agreement or to transfers of Common Stock to partnerships, limited liability companies, trusts or similar entities organized for the exclusive benefit of family members of Selling Stockholders for financial and estate planning purposes so long as any transferee that receives Common Stock as a result of such transfer shall agree upon such transfer to be bound by the terms of this paragraph and shall be capable of being so bound.

     4. Agreements of the Company as to Delivery and Payment. The Company and Selling Stockholders agree with each Underwriter that:

           (a) Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Firm Shares as advised to you by the Company, at such place as you shall designate.

           (b) Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate, at 10:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date" and collectively, the "Option Closing Dates"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the Representatives to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time prior to the thirty-first (31st) day after the date of this Agreement.

           (c) Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance or the transfer thereof duly paid by the Company for the respective accounts of the Underwriters against payment of the Purchase Price therefor by certified or official bank check or checks payable in New York Clearing House or similar next-day funds to the order of the Company and the Selling Stockholders.

     5. Further Agreements of the Company. The Company also agrees with each Underwriter that:

           (a) it will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its best

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      efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time; and the Company will comply fully and in a timely manner with the applicable provisions of Rule 424(b), Rule 430A and the other rules under the Act;

           (b) it will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the best knowledge of the Company, threat of any proceedings for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event or information becoming known during the period referred to in paragraph (e) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, not misleading; if at any time the Commission shall issue or institute proceedings (or threaten to institute any such proceedings) to issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue or institute proceedings (or threaten to institute proceedings) to issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

           (c) it will furnish to you without charge three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request;

           (d) it will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus of which you shall not previously have been advised and provided a copy a reasonable period of time prior to the filing thereof or to which you or your counsel shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the


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      distribution of the Shares by you in your or your counsel's opinion, and will use its best efforts to cause the same to become effective as promptly as possible;

           (e) promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by the Act to be delivered in connection with the sales by an underwriter or a dealer (in the opinion of your counsel), it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and any amendment or supplement of the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act; the Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith;

           (f) if during the period specified in paragraph (e) any event shall occur or information become known as a result of which in the opinion of your counsel it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and, subject to paragraph 5(d) above, it will file with the Commission at the sole expense of the Company an appropriate amendment or supplement to the Prospectus so that the statements of any material facts in the Prospectus, as so amended and supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law and it will furnish to the Underwriters and to such dealers as the Underwriters shall specify, at the sole expense of the Company, such number of copies thereof as such Underwriters or dealers may reasonably request;

           (g) prior to any public offering of the Shares, it will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general consent to service of process in any jurisdiction in which it is not now so subject); the Company will continue such qualification in effect so long as required by law for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject);

           (h) it will not, prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus and except for the long term credit agreements currently being negotiated by the Company with Bank One;

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           (i) it will not acquire any capital stock of the Company prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares;

           (j) it will mail and make generally available to its security holders and furnish to the Underwriters as soon as reasonably practicable a consolidated earnings statement covering a period of at least 12 months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and to advise you in writing when such statement has been made so available;

           (k) during the period of five years after the date of this Agreement, it will furnish to you a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (ii) as soon as practicable after the release thereof, of each press release relating to the Company; (iii) as soon as available, of each report of the Company mailed to stockholders; and (iv) as soon as available, such other publicly available information concerning the Company as you may reasonably request;

           (l) whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective as to all of its provisions or is terminated, to pay all costs, fees, expenses and taxes incident to the performance by the Company of its obligations hereunder, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above of this Section 5, (ii) the word processing, reproduction and distribution of this Agreement, the Blue Sky Survey and any other agreements, memoranda, correspondence and other documents prepared and delivered by the Underwriters or their counsel in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such preparation and delivery),
      (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states, including in each case the fees and disbursements of counsel for the Underwriters, relating to such registration or qualification and memoranda relating thereto, (iv) filings and clearance with the NASD in connection with the offering and sale of the Shares, (v) the approval for quotation of the Shares on the Nasdaq National Market, (vi) furnishing such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold, (vii) obtaining the opinions to be provided pursuant to Section 8(g) of this Agreement and (viii) the performance by the Company of all of its other obligations under this Agreement; if the sale of the Shares provided for herein is not consummated because the Underwriters


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      exercise their right to terminate this Agreement pursuant to Section 9 hereof and any of the following have occurred during the term of this
      Agreement: (a) there has been any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company, or (b) the Company or any of the Selling Stockholders shall refuse or be unable to comply with any provision hereof (except as the result of a breach of this Agreement by the Underwriters), the Company will promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares;

           (m) it intends to use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus and it will file such reports with the Commission with respect to the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act and will furnish you copies of any such reports as soon as practicable after the filing thereof;

           (n) if, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of this Agreement, it will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted;

           (o) it will cause the Shares to be approved for quotation, subject to notice of issuance or sale, on the Nasdaq National Market; it will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the Nasdaq National Market; and

           (p) it will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

      6. Representations and Warranties.

           (a) The Company represents and warrants, and the Selling Stockholders severally and not jointly represent and warrant, to each Underwriter as of the date hereof, the Closing Date and each Option Closing Date that:

                 (i) the Commission has not issued any order preventing or
            suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or threatened any proceedings for that purpose. The Registration Statement, on the date it became or becomes effective, each Preliminary Prospectus, on the date of the filing


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            thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date conformed or will conform with the requirements of the Act and the rules and regulations promulgated thereunder ("Rules and Regulations"); the Registration Statement, on the date it became or becomes effective, did not or will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the foregoing shall not apply to statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein; the Company and the Selling Stockholders hereby acknowledge for all purposes under this Agreement that (A) the statements set forth under the caption "Underwriting" in the Prospectus, (B) the stabilization and passive market making legends on the gate-fold of the Prospectus and (C) footnotes 1 and 3 and the last paragraph of text on the cover page of the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto;

                 (ii) the Company has no subsidiaries and has never had a
            subsidiary; the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, assets, prospects, net worth or results of operations of the Company taken as a whole (a "Material Adverse Effect");

                 (iii) the capitalization of the Company is, and upon
            consummation of the transactions contemplated hereby and by the Prospectus will be, as set forth in the Registration Statement and the Prospectus under the caption "Capitalization;" all of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, are fully paid and non-assessable and conform to the description thereof in the Registration Statement and the Prospectus and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; and, except as set forth in the Registration Statement and the Prospectus with respect to the Option Plans, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; the description of the Company's 1992 Stock Option Plan and the other options or rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, accurately and fairly presents the information required to be shown under the Act with respect to such options and rights;

                 (iv) subsequent to the respective dates as of which
            information is given in the Registration Statement and Prospectus, and except as described therein, (A) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise and (C) there has not been any material adverse change in the Company's condition (financial or otherwise), business, affairs, prospects or results of operations or any material change in the Company's capital stock, short-term debt or long-term debt;

                 (v) the Shares to be sold by the Company pursuant to this
            Agreement have been duly and validly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus;

                 (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws;

                 (vii) the Company is not in violation of its Certificate of
            Incorporation or by-laws; the Company is not in violation of or in breach of or in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default
            in) the performance of any obligation, agreement or condition contained in any agreement, lease, contract, permit, license, franchise agreement, mortgage, loan agreement, debenture, note, deed of trust, bond, indenture or other evidence of indebtedness or any other instrument or obligation (collectively, "Obligations and Instruments") to which the Company is a party or by which the Company or any of its properties or assets is bound or affected (except for such contravention or default as would not have a Material Adverse Effect); the

            Company is not in violation of any statute, judgment, decree, order, Rule or regulation (collectively, "Laws") applicable to the Company or any of its properties or assets that, alone, or together with other violations of Laws would result in a Material Adverse Effect; and, to the best knowledge of the Company, no other party under any contract or other agreement to which the Company is a party is in material default thereunder except for such defaults as would not individually or in the aggregate result in a Material Adverse Effect;

                 (viii) the execution, delivery and performance of this
            Agreement and delivery of the Shares by the Company and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and as described in the Prospectus will not, alone or upon notice or the passage of time or both (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or third party (except such as may be required under the Act and the securities or Blue Sky laws of the various states or by the NASD), (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms and provisions of any Obligation or Instrument, (C) conflict with or constitute a breach or default under any Obligation or Instrument to which the Company is a party or by which the Company or any of its properties or assets is bound, (except for such creation, conflict, breach or default as would not have a Material Adverse Effect), or (D) assuming compliance with the Act and all applicable state securities or Blue Sky laws, violate or conflict with any Laws applicable to the Company or any of its properties or assets (except for such violation or conflict as could not have a Material Adverse Effect); no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the Company, threatened against the Company, that, if adversely determined, could reasonably be expected to in any manner invalidate this Agreement;

                 (ix) except as set forth in the Prospectus, there is no
            action, suit, proceeding, inquiry or investigation, governmental or otherwise before any court, arbitrator or governmental agency or body (collectively, "Proceedings") pending to which the Company is a party or to which any of its properties or assets are subject, that, if determined adversely to the Company, might result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of any of the Shares to be sold hereunder or the consummation of the transactions described in the Prospectus and, to the best knowledge of the Company after due inquiry, no such Proceedings are threatened or contemplated; and there is no contract, document, agreement or transaction to which the Company is a party, or that involved or involves the Company or any of its properties or assets that are required to be described in or filed as exhibits to the Registration Statement or the Prospectus by the Act or the Rules and Regulations that have not been so described or filed; no action has been taken with respect to the Company, and, to the best knowledge of the Company and the Selling Stockholders, no statute, Rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company that might prevent the issuance of the Shares, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any Preliminary Prospectus or the Prospectus or suspend the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects;

                 (x) the Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder or similar foreign laws, that, in each case or in the aggregate, might result in a Material Adverse Effect; none of the property leased by the Company is contaminated with any waste or hazardous substances (except that certain leased locations may contain asbestos or certain cleaning materials, the presence of which will not result in a Material Adverse Effect), nor may the Company be deemed an "owner or operator" of a "facility" or "vessel" that owns, possesses, transports, generates, discharges or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Response Compensation and Liability Act of 1980, U.S.C. Section 9601 et seq.;

                 (xi) the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities or third parties ("Permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and assets and to conduct its businesses, except where the failure to have any such Permit would not have a Material Adverse Effect; the Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company;

                 (xii) the Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" or a company

             "controlled" by an "investment company" within the meaning of the
            Investment Company Act of 1940, as amended (the "Investment Company Act");

                 (xiii) except as otherwise set forth in the Prospectus, the
            Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable) to all property and assets described in the Registration Statement as being owned by it; all leases to which the Company is a party are subsisting, valid and binding and no default of the Company or, as applicable, any of the Selling Stockholders or their respective affiliates or, to the best knowledge of the Company and the Selling Stockholders, any other person has occurred or is continuing thereunder that might result in a Material Adverse Effect; and the Company enjoys peaceful and undisturbed possession under all such leases to which the Company is a party as lessee with such exceptions as do not materially interfere with the use made thereof by the Company;

                 (xiv) the Company maintains reasonably adequate insurance for the conduct of its business in accordance with prudent business practices (and the insurance maintained by retailers generally) with reputable third-party insurers;

                 (xv) to the best knowledge of the Company and the Selling
            Stockholders, Ernst & Young LLP, the accounting firm that has certified or reviewed, or shall certify or review, the financial statements and supporting schedules filed or to be filed with the Commission as part of the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Company as required by the Act;

                 (xvi) the consolidated financial statements of the Company, together with related notes and schedules of the Company included in the Registration Statement and the Prospectus, are accurate and present fairly the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made and any unaudited financial statements have been prepared on a basis substantially consistent with that of the audited operating financial statements included in the Registration Statement and the Prospectus; and the summary and selected financial and operating data included in the Registration Statement and the Prospectus presents fairly the information shown therein and have been compiled on a basis consistent with the audited and any unaudited financial statements, as the case may be, included therein; and the pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with GAAP and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances;

                 (xvii) no holder of any security of the Company has any right to require inclusion of any such security in the Registration Statement; there are no preemptive rights with respect to the offering being made by the Prospectus;

                 (xviii) except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company exists, or to the best knowledge of the Company after due inquiry, is imminent, that could result in a Material Adverse Effect; and the Company has not received notice of any existing or imminent labor disturbance by the employees of any of its principle suppliers, customers, manufacturers or contractors that could result in any Material Adverse Effect;

                 (xix) the Company has filed or caused to be filed, or has
            properly filed extensions for, all foreign, federal, state and local income, value added and franchise tax returns and has paid all taxes and assessments shown thereon as due, except for such taxes and assessments as are disclosed or adequately reserved against and that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted; all material tax liabilities are adequately provided for on the books of the Company, and there is no material tax deficiency that has been or might be asserted against the Company that is not so provided for;

                 (xx) the Company owns or possesses, or can acquire on
            reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Patents and Proprietary Rights") currently employed by it in connection with the business it now operates except where the failure to so own, possess or acquire such Patents and Proprietary Rights would not have a Material Adverse Effect; and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent or Proprietary Rights that, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, could result in a Material Adverse Effect;

                 (xxi) the Company has conducted, is conducting and intends to conduct its business so as to comply in all material respects with applicable federal, state, local and foreign government Laws, except where the failure to comply would not have a Material Adverse Effect; and except as set forth in the Registration Statement and the Prospectus, the Company is not charged with or, to the Company's knowledge after due inquiry, under investigation with respect to, any material violation of any such Laws;

                 (xxii) the Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                 (xxiii) neither the Company nor, to the best knowledge of the
            Company and the Selling Stockholders, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, Rule or regulation (including, without limitation, the Foreign Corrupt Practices Act) or of a character required to be disclosed in the Prospectus; the Company has not, at any time during the past five years, (1) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (2) made any unlawful payment to state, federal or foreign government officer or officers, or other person charged with similar public or quasi-public duty;

                 (xxiv) no transaction has occurred between or among the
            Company and any of the Company's officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus;

                 (xxv) other than as provided to the Underwriters under this
            Agreement, the Company has not incurred any liability for finder's or broker's fees or agent's commissions in connection with the execution and delivery of this Agreement, the offer and sale of the Shares or the transactions hereby contemplated;

                 (xxvi) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences; and

                 (xxvii) there is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

           (b) In addition to the foregoing, the Selling Stockholders severally and not jointly represent and warrant to, and agree with, the Underwriters that:

                 (i) Such Selling Stockholder has all requisite power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement. This Agreement has been duly executed and delivered by such Selling Stockholder and constitutes and will constitute the legal, valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws.

                 (ii) Such Selling Stockholder has duly executed and delivered a power of attorney and custody agreement (with respect to such Selling Stockholder, the "Power-of-Attorney" and the "Custody Agreement," respectively), each in the form heretofore delivered to the Representatives, appointing each of Phillip Wiland and Franklin Marcus, individually, as such Selling Stockholder's attorney-in-fact (in each case, the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Stockholder and appointing Norwest Bank Minnesota, N.A., as custodian thereunder (the "Custodian"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Shares to be sold by such Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Stockholder has full power to enter into the Custody Agreement and the Power-of-Attorney and to perform its obligations under the Custody Agreement. The Custody Agreement and the Power-of-Attorney have been duly executed and delivered by such Selling Stockholder and are the legal, valid, binding and enforceable instruments of such Selling Stockholder, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws. Such Selling Stockholder agrees that each of the Shares represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorneys-in-Fact and the right, power and authority of the Attorneys-in-Fact to execute and deliver this Agreement and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, whether in the case of any individual Selling Stockholder by the death or incapacity of such Selling Stockholder, in the case of a trust or estate by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or in the case of a corporate or partnership Selling Stockholder by its liquidation or dissolution or by the occurrence of any other event. If any individual Selling

            Stockholder, trustee or executor should die or become incapacitated or any such trust should be terminated, or if any corporate or partnership Selling Stockholder shall liquidate or dissolve, or if any other event should occur, before the delivery of such Shares hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact shall have received notice thereof.

                 (iii) Such Selling Stockholder is the lawful record and
            beneficial owner of the Shares to be sold by such Selling Stockholder hereunder. Upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of any security interests, liens, encumbrances, equities, claims, options, rights of third parties or other defects.

                 (iv) Such Selling Stockholder has reviewed the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate.

                 (v) The sale by such Selling Stockholder of Shares pursuant hereto is not prompted by any adverse information concerning the Company or any Subsidiary that is not set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (vi) The sale of the Shares to the Underwriters by such
            Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement, the Custody Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state and foreign Blue Sky laws and, if the Registration Statement is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act and the Exchange Act, or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder; and

                 (vii) none of the Selling Stockholders nor any trustee or
            beneficiary of the Selling Stockholders is affiliated as a director, officer, partner, stock holder, or otherwise with any securities broker or dealer which is a member of the NASD or any other organization that owns or controls any member of the NASD.

           (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty made by the Company and each of the Selling Stockholders to each Underwriter as to the matters covered thereby and, severally and not jointly, shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein; and any certificate signed by the Selling Stockholders as such and delivered to you or to counsel for the Underwriters shall also be deemed a representation and warranty made by the Company and, severally and not jointly, each of the Selling Stockholders to each Underwriter as to the matters covered thereby and shall also be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein; provided, however, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or any employee of such Underwriter) on account of any such loss, liability, claim, damage or expense arising from the sale of the Firm Shares or Additional Shares by such Underwriter to any person if a copy of the Prospectus shall not have been sent to such person within the time required by the Act and the Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, as amended or supplemented, provided that the Company had delivered the Prospectus, as amended or supplemented, to the several Underwriters on a timely basis to permit such delivery or sending.

     7. Indemnification.

           (a) The Company agrees, and, subject to Section 7(e) below, the Selling Stockholders, severally and not jointly agree, to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the Underwriters and each such person are referred to herein as the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor any Selling Stockholder shall be liable in any such case to the extent that such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein.

           (b) In case any action shall be brought against any of the indemnified parties, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or any Selling Stockholder, such indemnified parties shall promptly notify the Company (and the Selling Stockholders, care of the Company) in writing (but the failure so to notify shall not relieve the Company or the Selling Stockholders of any liability that they may otherwise have to such indemnified parties under this Section 7 (although the Company's and the Selling Stockholders' liability to an indemnified party may be reduced on a monetary basis to the extent, but only to the extent, they have been prejudiced by such failure on the part of such indemnified party)), and the Company and the Selling Stockholders shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The indemnified parties shall each have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless (i) the employment of such counsel shall have been specifically authorized by the Company, (ii) the Company and the Selling Stockholders shall have failed to assume promptly the defense or to employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action
      (including any impleaded parties) include both the indemnified parties and the Company or the Selling Stockholders, and an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to one or more of the indemnified parties that are different from or additional to those available to the Company or the Selling Stockholders (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by EVEREN Securities, Inc., and that all such fees and expenses shall be reimbursed promptly as they are incurred). The Company and the Selling Stockholders shall not be liable for any settlement of any such action effected without their written consent, which consent shall not be unreasonably withheld, but if settled with the written consent of the Company and the Selling Stockholders, the Company and the Selling Stockholders agree to indemnify and hold harmless the indemnified parties from and against any and all loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after delivery by registered or certified mail to the proper address for notice to such indemnifying party of the aforesaid request (whether or not such delivery is accepted) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could reasonably have been expected to have been made a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which such settlement shall be in form and substance reasonably satisfactory to the indemnified party. The indemnification provided in this Section 7 will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

           (c) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Selling Stockholders, the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company or any Selling Stockholder within the meaning of
      Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriters but only with reference to information stated in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein. In case any action shall be brought against the Company, any of the Selling Stockholders, any of the Company's directors, any such officers or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company and the Selling Stockholders by Section 7(b) hereof (except that if the Company and the Selling Stockholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Selling Stockholders, the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the "indemnified parties" by Section 7(b) hereof.

           (d) To provide for just and equitable contribution, if an indemnified party makes a claim for indemnification pursuant to Section 7 (subject to the limitations hereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the Selling Stockholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters on the other, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
      Section 7(d) were determined by pro rata allocation (even if the Underwriters or the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholders shall not be required to contribute, more in the aggregate than the Maximum Amount (as defined below). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this Section 7(d) to contribute are several in proportion to the respective amount of Shares purchased hereunder by each Underwriter and not joint.

           (e) (i) The liability of each Selling Stockholder under this Section 7, together with any liability for any breach of any representation, warranty, covenant or other provision of this Agreement, shall be limited to the proceeds received by such Selling Stockholder from the sale of such Selling Stockholder's Shares pursuant to this Agreement, net of (i) underwriting discounts and commissions paid by such Selling

      Stockholder to the Underwriters in connection with such sale, and (ii) federal and state income taxes paid by such Selling Stockholder on the proceeds received by such Selling Stockholder as a consequence of such sale. The foregoing limitation for each Selling Stockholder is referred to as the "Maximum Amount."

           (ii) In addition, the liability of each Selling Stockholder under this Section 7, together with any liability for any breach of any representation, warranty, covenant or other provision of this Agreement, shall be proportional based on the ratio that the number of Shares being sold by such Selling Stockholder bears to the total number of Shares being sold by all Selling Stockholders; provided, however, that with respect to the breach of any representation or warranty in Section 6(b), such liability shall not be so proportional, no Selling Stockholder shall be liable for the breach of any such representation or warranty by any other Selling Stockholder, and each Selling Stockholder shall be liable in full (not to exceed the Maximum Amount) with respect to any breach thereof by such Selling Stockholder.

           (f) No Underwriter or controlling person may obtain any remedies from any Selling Stockholder for any specific claim under this Agreement (except for any claim based upon the breach by any Selling Stockholder of any representation or warranty in any of Section 6(b)(i) through Section 6(b)(vii) to which this restriction shall not apply), until such Underwriter or controlling person has first used all reasonable efforts to pursue and exhaust all remedies it may have against the Company with respect to such specific claim. Without limiting the generality of the foregoing, an Underwriter or controlling person shall be deemed to have used all reasonable efforts to pursue and exhaust all remedies it may have against the Company with respect to such specific claim, and may pursue any remedies it may have against the Selling Stockholder, if (A) such Underwriter or controlling person is in the process of pursuing remedies against the Company and any of the following events occurs, or, prior to the time at which such Underwriter or controlling person commences the process of pursuing remedies against the Company, any of the following events has occurred and is continuing: (1) the Company files a petition, answer or any pleading seeking or acquiescing in any reorganization, liquidation or other relief under chapter 7 or 11 of the Bankruptcy Code; (2) the Company seeks or acquiesces in the appointment of a trustee (other than a trustee appointed solely for the purposes of facilitating the issuance of any debt securities of the Company), receiver or liquidator of all or part of its assets; or (3) the Company makes a general assignment for the benefit of its creditors, (B) a court of competent jurisdiction: (1) appoints a trustee, receiver or liquidator of all or part of the Company's assets; or (2) determines in any action, suit or proceeding that the Company is insolvent (in the accounting, bankruptcy, equity or legal definitions), or (C) a court or arbitration panel of competent jurisdiction enters an order in any action, suit or proceeding by such Underwriter or controlling person against the Company that is materially adverse to such Underwriter or controlling person, and is either an order on the merits of such action, suit or proceeding, or is an order relating to a procedural question which likely would materially impact the ability of such Underwriter or controlling person to recover its claims against the Company. Notwithstanding the foregoing, if, in the reasonable judgment of any Underwriter or controlling person, the applicable statute of limitations for any potential action, suit or proceeding by such Underwriter or controlling person for indemnification against the Selling Stockholder will expire, such Underwriter or controlling person may name the Selling Stockholder in any action, suit or proceeding to which the Company is also a party solely for purposes of preserving any rights such Underwriter or controlling person may have to seek indemnification from the Selling Stockholder after having used its reasonable efforts to pursue and exhaust all remedies it may have against the Company.

     8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Additional Shares on any Option Closing Date are subject to the fulfillment of each of the following conditions on or prior to the Closing Date and each Option Closing Date:

           (a) All the representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in any certificate delivered hereunder shall be true and correct on the Closing Date and each Option Closing Date with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as applicable. The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date or Option Closing Date, as applicable, to perform or comply in all respects with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders at or prior to the Closing Date.

           (b) If the Registration Statement is not effective at the time of the execution and delivery of this Agreement, the Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 9:30 A.M., New York City time, on the date of this Agreement or such later time as you may approve in writing or, if the Registration Statement has been declared effective prior to the execution and delivery hereof in reliance on Rule 430A, the Prospectus shall have been filed as required hereby, if necessary; and at the Closing Date and each applicable Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Underwriters, the Company or the Selling Stockholders, threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with to the Underwriters' satisfaction; no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

           (c) The Shares shall have been qualified for sale under the Blue Sky laws of such states as shall have been specified by the Representatives.

           (d) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment, and no Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of material fact, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

           (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material change, or any material development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, that, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

           (f) You shall have received an agreement from each of the officers and directors who are not Selling Stockholders of the Company (the "Additional Stockholders"), whereby each such officer or director agrees to be bound by an agreement to the same effect as the covenants set forth in the last paragraph of Section 3 of this Agreement (the "Lock-Up Agreements").

           (g) You shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Company and the Selling Stockholders, in form and substance satisfactory to the Representatives as set forth in Exhibit A.

           (h) You shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

           (i) You shall have received, in connection with the execution of this Agreement and on the Closing Date and each Option Closing Date, a "cold comfort" letter from Ernst & Young LLP, dated as of each such date in form and substance satisfactory to you with respect to the financial statements and certain financial information and data contained in the Registration Statement and the Prospectus.

           (j) You shall have received from the Company a certificate, signed by Phillip A. Wiland, J. Michael Wolfe and H. Franklin Marcus, Jr. in their capacities as Chief Executive Officer, President and Chief Financial Officer of the Company, respectively, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable to the effect that:

                 (i) such officer does not know of any Proceedings instituted, threatened or contemplated against the Company of a character required to be disclosed in the Prospectus that are not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;

                 (ii) such officer has carefully examined the Registration
            Statement and the Prospectus and all amendments or supplements thereto and, in such officer's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred or information become known that should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;

                 (iii) the representations and warranties of the Company set forth in Section 6(a) of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and


                 (iv) the Commission has not issued an order preventing or
            suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

           The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts set forth in said certificate.

           (k) You shall have received a certificate of each Selling Stockholder dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in Sections 6(a) and 6(b) of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

           (l) You and Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, shall have received on or before the Closing Date or the Option Closing Date, as the case may be, such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as you and they shall have reasonably requested from the Company.

           (m) Each Selling Stockholder will deliver to EVEREN Securities, Inc., prior to the Effective Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     9. Effective Date of Agreement, Termination and Defaults. This Agreement shall become effective upon, and shall not be deemed delivered until, the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

        This Agreement may be terminated at any time prior to the Closing Date and any exercise of the option to purchase Additional Shares may be canceled at any time prior to any Option Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or the earnings, assets, liabilities, affairs, prospects, management or business of the Company, whether or not arising in the ordinary course of business, that would, in the Representatives' sole judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States that, in the Representatives' judgment, is material and adverse and would, in the Representatives' judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus,
(iii) the suspension or material limitation of trading in securities on the NYSE, the American Stock Exchange or the Nasdaq Stock Market or limitation on prices for securities on either such exchange or the Nasdaq Stock Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, Rule or order of any court or other governmental authority that in the Representatives' opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or Illinois, New York or Colorado state authorities, (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives' opinion has a material adverse effect on the financial markets in the United States, (vii) there shall be any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially adversely affects the market for the Shares, or (vii) any conditions to the Underwriters' obligations shall not have been fulfilled when and as required by this Agreement.

        If on the Closing Date or on any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed, in the aggregate, 10% of the total number of Shares that all Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the total number of Firm Shares or Additional Shares, as the case may be, that all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or on the Option Closing

Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, in an amount that exceeds, in the aggregate, 10% of the total number of the Shares, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Company and the Selling Stockholders, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         The indemnity and contribution provisions and other agreements, representations and warranties of the Company, the Selling Stockholders and the Company's officers and directors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or any Selling Stockholder or the officers or directors of the Company or any controlling person of the Company,
(ii) acceptance of the Shares and payment therefor hereunder or (iii) termination of this Agreement. Notwithstanding any termination of this Agreement, the Company shall be liable for and shall pay all expenses it has agreed to pay pursuant to Section 5(l).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of, and shall be binding upon, the Company, the Selling Stockholders, the Underwriters, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     11. Miscellaneous. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601-1994, Attention: Syndicate Department, with a copy to Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104,
Attention: Kenneth R. Lamb; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters, attention Chief Executive Officer with a copy to McGuire, Woods, Battle & Boothe, L.L.P., One James Center, Richmond, Virginia 23219, Attention: Robert
L. Burrus, Jr.; and if sent to the Selling

Stockholders will be mailed, delivered or telegraphed care of the Company, with a copy to, or in any case to such other address as the person to be notified may have requested in writing.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters, including you.

                             Very truly yours,

                             CONCEPTS DIRECT, INC., a Delaware corporation

                             By:
                                    ----------------------------------
                             Name:  Phillip A. Wiland
                             Title: Chief Executive Officer

                             Selling Stockholders:

                             -----------------------------------------
                             Phillip A. Wiland


                             -----------------------------------------
                             Michael T. Buoncristiano


                             -----------------------------------------
                             H. Franklin Marcus, Jr.


                             -----------------------------------------
                             Phillip D. White


                             -----------------------------------------
                             J. Michael Wolfe


                             -----------------------------------------
                             Patricia Buoncristiano


                             -----------------------------------------
                             Louise A. Buoncristiano


                             R.L. POLK & CO.

                             By:
                                --------------------------------------
                             Title:
                                   -----------------------------------
                             Print Name:
                                         -----------------------------


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

EVEREN Securities, Inc.

Acting as Representatives of the several
Underwriters named in Schedule II.

By: EVEREN Securities, Inc.

    By:
        --------------------------------
        Todd Jadwin

                                   SCHEDULE I



NAME AND ADDRESS OF SELLING STOCKHOLDER                 NUMBER OF FIRM SHARES

Phillip A. Wiland                                                  197,468
1351 South Sunset
Longmont, Colorado 80501

Michael T. Buoncristiano                                            32,500
450 7th Street, Suite LL8
Hoboken, New Jersey 07030

H. Franklin Marcus, Jr.                                              6,000
1351 South Sunset
Longmont, Colorado 80501

Phillip D. White                                                    34,000
200 Camden Place
Boulder, Colorado 80302

J. Michael Wolfe                                                    12,528
1351 South Sunset
Longmont, Colorado 80501

Patricia Buoncristiano                                               1,000
c/o Michael T. Buoncristiano
450 7th Street, Suite LL8
Hoboken, New Jersey 07030

Louise A. Buoncristiano                                              1,500
c/o Michael T. Buoncristiano
450 7th Street, Suite LL8
Hoboken, New Jersey 07030

R.L. Polk & Co.                                                    843,600
1155 Brewery Park Boulevard
Detroit, Michigan 48207

                                  SCHEDULE II



UNDERWRITER                                                    NUMBER OF FIRM
                                                               SHARES TO BE
                                                               PURCHASED



EVEREN Securities, Inc......................................
Scott & Stringfellow, Inc...................................
















TOTAL                                                          1,600,000
                                                               =========